EQUITY LINE OF CREDIT AGREEMENT

This Equity Line of Credit Agreement (the “Agreement”) is effective this Fifth day of October 2021 (the “Effective Date”) and is entered into by and between Rogue One, Inc., a Nevada corporation (the “Company” or “Issuer”) and Tysadco Partners, LLC, a Delaware limited liability company (the “Investor”). As used herein, the term “Parties” is used to refer to the Company and Investor jointly.

WHEREAS:

A.	The Parties acknowledge and agree that this Agreement supersedes and replaces all prior oral and written agreements entered into between the Parties relating to or involving the matters set forth herein.
B.	The Parties acknowledge and agree that the Investor has transferred the sum of One Hundred Thousand Dollars ($100,000.00) to the Company (the “Deposit”) and by the terms of this Agreement the Company hereby accepts the Deposit upon the Investor’s delivery of an executed copy of the Subscription Agreement attached hereto as Exhibit A and upon the Investor’s execution of this Agreement.
C.	The Investor warrants and represents that it is and has been at all times hereunder, an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”).
D.	The Investor warrants and represents that it is and has been at all times hereunder, sophisticated and experienced in evaluating the risks and uncertainties associated with the Company’s business, business plans and future prospects and the risks and uncertainties associated with acquiring the Company’s common stock.
E.	The Investor warrants and represents that prior to entering into this Agreement, it reviewed and evaluated the Company’s Annual Reports on Form 10-K for the Company’s fiscal years ending, 2018, 2019, and 2020 together with the Company’s Quarterly Reports on Form 10-Q for 2018, 2019, 2020, and for the first two quarters of 2021 together with each and every Form 8-K filing during the four (4) fiscal years immediately preceding the date of this Agreement (all, collectively, as the “Periodic Filings”).

F.	The Investor warrants and represents that prior to entering into this Agreement, it has met with the Company’s management for the purpose of asking questions regarding the Company’s operations, financial affairs, future prospects and the Periodic Filings and that it has received answers to all said questions that has allowed it to make an informed investment decision with respect to its interest in undertaking the prospective investment of additional funds into the Company as set forth herein.
G.	The Investor warrants and represents that it understands that the Company’s Common Stock trades only on the OTC Market and that the Common Stock trades only on a limited and sporadic basis and there can be no assurance that the Company’s Common Stock will ever trade in any market on a continuous basis that would allow the Investor to have any liquidity on its prospective purchase of the Company’s Common Stock.
H.	The Investor warrants and represents that it understands that the Company’s total liabilities exceeds its total assets and that, as a result, the Company is insolvent and there is a high risk that the Company may be facing an involuntary bankruptcy, state insolvency proceedings, or similar under state law. For that reason and for other reasons, any person who acquires the Company’s Common Stock is making a “HIGH RISK” investment and must be prepared to lose all or substantially all of their investment.
I.	Each of the Parties warrant and represent that each of them have been represented by independent legal counsel of their own choosing and each has retained said legal counsel to represent it throughout all negotiations and the closing of all transactions that are the subject of this Agreement.

NOW THEREFORE THE PARTIES HERE AGREE AS FOLLOWS:

1.01	The Parties acknowledge and agree that all of the representations and warranties set forth in paragraphs “A” through “I” on the first two pages of this Agreement are material terms of this Agreement and the basis for this Agreement.

[The remainder of this page has been left intentionally blank.]

1.02	In exchange for certain good and valuable consideration, the receipt and sufficiency of which is hereby fully acknowledged, Company, pursuant to this Agreement, hereby accepts the Deposit received from Investor and hereby grants the Investor the right to invest up to Five Million Dollars ($5,000,000) as an “Equity Line of Credit” (the “Commitment Amount”) to acquire the Company’s Common Stock (par value $0.00001) (the “Subject Stock”) from time to time and during the term of this Agreement with all said Subject Stock to be registered on Form S-1 to be filed with the Securities and Exchange Commission in accordance with the terms hereof.

1.03	Subject to the terms and conditions of this Agreement and the Company’s receipt of a duly executed Subscription Agreement (as executed by the Investor for each transfer of any portion of the Commitment Amount from the Investor during the term of this Agreement, the Company agrees that it shall undertake its best efforts to prepare and file and register the Subject Stock (as acquired by the Investor pursuant to this Agreement and each Subscription Agreement) on Form S-1 (and any amendment thereto) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) within forty-five (45) calendar days from the date at which the Parties execute each Subscription Agreement for any portion of the Commitment Amount as then received and duly accepted by the Company from the Investor (the “Acceptance Date”).

1.04	If and following the Acceptance Date, the Company does not file the Registration Statement within fifteen (15) calendar days from the Acceptance Date (for any portion of the Commitment Amount that it receives from the Investor), then for each fifteen (15) calendar day period thereafter, the Commitment Fee will increase by Ten Thousand Dollars ($10,000) (but in no event shall the Commitment Fee exceed a cumulative Fifty Thousand Dollars ($50,000). The Parties agree that the Commitment Fee shall be payable within ten (10) business days and in the form of additional shares of the Common Stock (par value $0.00001) (the “Additional Shares”) and the same shall be deemed a “restricted security” and issued to the Investor upon the Company’s receipt of a duly executed subscription agreement that includes representations by the Investor that are customary for the offering and sale of securities pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated by the Commission thereunder (the “Subscription Agreement”). The Parties agree that all said Additional Shares shall be valued at two cents ($0.02) per share.

1.05	The term of this Agreement is two (2) years from the date first stated above (the “Term”).

1.06	The Parties agree that the Company may draw upon the Commitment Amount periodically during the Term (any such request for any portion of the Commitment Amount, as used herein is a “Draw Down Notice”) by the Company’s delivery to the Investor of the Draw Down Notice specifying the dollar amount of funds sought by the Company. Upon the Investor’s receipt of a Draw Down Notice, the Investor shall have the obligation to purchase such number of the Subject Shares (the “Draw Down Amount”) from the Company as set forth in the Draw Down Notice. The Parties further agree that the Draw Down Amount shall be limited to the lesser of Five Hundred Thousand Dollars ($500,000) or Five Hundred Percent (500%) of the average shares of the Company’s Common Stock traded in the OTC Market for the ten (10) trading days immediately preceding the date at which the Investor receives, via email (at the Investor’s email address provided to the Company by the Investor on the last page of this Agreement) the Draw Down Notice and specifying the Draw Down Amount sought by the Company prior to the closing date set forth in the Draw Down Notice. The Parties agree that Investor shall not deliver any funds to the Company until the Subject Shares issuable to Investor are registered on an effective registration statement as filed by the Company. The minimum amount of any Draw Down Amount shall be Twenty-Five Thousand Dollars ($25,000). The Parties agree that notwithstanding any other provision of this Agreement, the Registration Rights Agreement and any related oral understandings or commitments between the Parties, in no event shall the shares issuable pursuant to the Investor thereby, when aggregated with all other shares of the Company’s Common Stock (par value $0.00001) then held directly or indirectly by the Investor shall not exceed 9.98% of the Company’s outstanding common stock.

1.07	The Parties agree that the purchase price per Subject Share that may be acquired by Investor under this Agreement shall be equal to Seventy-Five Percent (75%) of the average of the lowest daily traded VWAP (volume weighted average price) prices during the five days immediately preceding that date at which the Investor receives Valuation Period (the “Purchase Price”).

1.08	For purposes of calculating the Purchase Price as set forth in Section 1.06 of this Agreement, the Parties agree that the VWAP shall be calculated using the five (5) trading days preceding the date at which the Investor receives the Draw Down Notice.

1.09	The Parties agree that each and every closing under this Agreement (the “Closing”) shall occur upon and reasonably following the settlement of the trades of the Subject Shares issued in response to the Draw Down Notice or as sooner directed by the Investor.

1.10	The Investor agrees to fund the sum of One Hundred Thousand Dollars ($100,000) upon the mutual execution of this Agreement and the Subscription Agreement (both together, as the “Definitive Agreements”). Upon the execution of the Definitive Agreements, the Company shall issue to the Investor within three (3) business days, an aggregate of Five Million (5,000,000) shares of the Company’s Common Stock (par value $0.00001) at an effective priced of $0.02 per share, with no registration rights (the “Restricted Shares”). All Restricted Shares issuable under this Section 1.09, Section 1.10 and Section 1.11 of this Agreement shall be issued with a restricted securities legend, without any registration rights and Investor agrees to execute a Subscription Agreement and otherwise fulfill its obligations as set forth in the Subscription Agreement.

1.11	The Investor agrees to fund an additional One Hundred Thousand Dollars ($100,000) within five (5) days after the filing of the Form S-1 Registration Statement with the Commission. The Company will issue the Investor, within three (3) business days following the Parties execution of the Definitive Agreements, an aggregate of Five Million (5,000,000) Restricted Shares at an effective priced of two cents ($0.02) per share.

1.12	The Parties agree that in consideration for the commitments provided by the Investor to the Company under this Agreement, the Company shall, within three (3) business days, issue to the Investor an aggregate of Two Million Five Hundred Thousand (2,500,000) Restricted Shares.

1.13	The Investor agrees that neither it nor any affiliated persons or entities or any person holding or in privity with Investor, any affiliate of Investor, any person who, through marriage is related to Investor shall execute any Short Sales from and after August 1, 2021 through October 1, 2023. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Put Notice of such number of shares of Common Stock reasonably expected to be purchased under a Put Notice shall not be deemed a Short Sale.

1.14	The Parties agree that the Investor has the right of first refusal (the “Right of First Refusal”) to provide the Company with funds pursuant to any future ELOC or similar investment structure or Convertible Note by the Company (the “Ancillary Offering”) at any time from and after twelve (12) months from the date of this Agreement (the “Subject Period”) provided that the Investor can reasonably demonstrate that it has ownership of at least five (5) million (5,000,000) shares of the Company’s Common Stock (par value $0.00001). The Parties agree that in the event that the Company undertakes or seeks to undertake any Ancillary Offering during the Subject Period, it shall give the Investor written notice of the terms and conditions of the contemplated Ancillary Offering (the “Ancillary Offering Notice”) and the Investor shall have up to ten (10) calendar days from the date at which it receives the Ancillary Notice to exercise its Right of First Refusal. The Company agrees that any reverse stock split will be voted and approved or by the consent of the holders holding a majority of the Company’s then outstanding common stockholders.

1.15	The Parties acknowledge and agree that this Agreement and the Subscription Agreement supersedes and replaces all prior oral and any written understandings and agreements by and between the Parties hereto. No amendment to this Agreement shall be effective unless it is in writing and it is signed by both of the Parties.

1.16	The obligation of the Investor to purchase the Subject Shares pursuant to this Agreement shall be subject to the satisfaction or waiver on each Closing of the conditions contained in the Definitive Agreements and the definitive documentation with respect to each Draw Down, including the following:

a.	Satisfactory completion of due diligence review by the Investor, including talking to Company’s legal counsel, and approval of the Investor’s investment committee;

b.	Approval of the of the Company’s Board of Directors;

c.	The Company’s reasonable satisfaction of all conditions to reasonably ensure that the Company has satisfied the requirements of the OTCQB prior to filing the Registration Statement;

d.	The Investor’s receipt of reasonable assurances that the Registration Statement shall remain effective at all times, not subject to any actual or threatened stop order or suspension at any time;

e.	The Investor’s receipt of reasonable assurances that no material adverse change shall have occurred prior to a Closing or during any valuation period immediately preceding the date of any Closing;

f.	The Investor’s receipt of reasonable assurances that continued listing of the Company’s Common Stock (par value $0.00001) on the Principal Exchange (OTCQB) on which its common stock trades, including the Subject Shares and the Restricted Shares to be issued to Investor under this Agreement.

g.	The investor’s receipt of reasonable assurances that from the date of the Definitive Agreements and the date of the definitive documentation executed in connection with any Draw Down until the expiration of the Term, the Company will agree not to enter into an similar or ELOC arrangement with any third-party.

h.	The Investor’s receipt of reasonable assurances that the Company has not entered into negotiations or discussions with any one or more third parties for any agreement similar to this Agreement.

1.17	The Parties agree that this Agreement shall be governed by the laws of the State of New York.

1.18	The Parties agree that contemporaneous with the execution of this Agreement and prior to the Investor’s purchase or acquisition of any of the Subject Shares, any Restricted Shares, or both of them, the Investor agrees to execute and deliver an executed copy of that certain Subscription Agreement to the Company. The Subscription Agreement is attached as Exhibit A and the Parties agree that it an integral part of this Agreement. The terms and conditions of the Subscription Agreement are incorporated by reference herein.

2.00       Miscellaneous.

2.01 Further Assurance. Each of the Parties agrees that it shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

2.02 Successors. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the Parties to this Agreement.

2.03 Independent Counsel. Each of the Parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

2.04 Integration. This Agreement and each and every duly executed copy of the Subscription Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the Parties and supersedes and replaces all prior negotiations and agreements of the Parties, whether written or unwritten with the exception of the Company's profit sharing plan and any agreements related thereto. Each of the Parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

2.05 Attorneys’ Fees. In the event of a dispute between the Parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other Parties to the dispute.

2.06 Interpretation. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

2.07 Captions. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

2.08 Severance. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

2.09 Counterparts & Exhibit A. This Agreement may be executed in any number of counterparts. Exhibit A is an integral part of this Agreement and is incorporated by reference herein.

2.10 Expenses Associated With This Agreement. Each of the parties hereto agrees to bear its own costs, attorneys’ fees and related expenses associated with this Agreement and the Subscription Agreement.

2.11 Arbitration. Any dispute or claim arising to or in any way related to this Agreement, each and every Subscription Agreement and all of them, shall be settled by confidential and binding arbitration in Tulsa, Oklahoma. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 2.05 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration and the decision of the arbitrators shall be binding upon the Parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof. FURTHER, EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR INTERPRETING THIS AGREEMENT WILL CAUSE EACH PARTY UNDUE AND UNWANTED ADVERSE PUBLICITY AND FOR THIS REASON EACH PARTY HEREBY EXPRESSLY WAIVES ALL RIGHTS THAT IT MAY HAVE TO A JURY TRIAL.

2.12 Power to Bind. A responsible officer of the Company has read and understands the contents of this Agreement and each and every Subscription Agreement and is empowered and duly authorized on behalf of the Company to execute it.

[Signature Page immediately follows this page.]

[The remainder of this page has been left intentionally blank.]

The Parties acknowledge and agree that this Agreement is entered into and is effective as of the date first written above.

FOR THE COMPANY: FOR INVESTOR:

___________________ ____________________

Joe Poe, Jr., CEO Robert Delvecchio, Manger

on behalf of Rogue One, Inc. on behalf of Tysadco Partners LLC

By: _____________By:_________________

Date: ____________ Date:__________________

Attachment: Exhibit A

[THIS IS THE SIGNATURE PAGE TO THE EQUITY LINE OF CREDIT AGREEMENT.]

[The remainder of this page has been left intentionally blank.]